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EXHIBIT 10.22

                            STOCK PURCHASE AGREEMENT

                                  by and among

                                JEFFREY W. TAYLOR
                                       AND
                               CINDY TAYLOR BLEIL,
                                   AS SELLERS

                                       AND

                           TAYLOR CAPITAL GROUP, INC.
               PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP TRUST,
                                    AS BUYER

                                       AND

                           TAYLOR CAPITAL GROUP, INC.


                          DATED AS OF NOVEMBER 25, 1998
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                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT ("Agreement") dated November 25, by and among (i) Jeffrey W. Taylor and Cindy Taylor Bleil, (the "Sellers"), (ii) Cole Taylor Bank, not in its corporate capacity, but solely as trustee (the "Trustee") of the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Trust (the "Trust" or "Buyer"), which implements and forms a part of the Taylor Capital Group, Inc. Employee Stock Ownership Plan (the "Plan") (the Plan and Trust are collectively referred to as the "ESOP"), and (iii) Taylor Capital Group, a Delaware corporation (the "Company").

                  WHEREAS, the Sellers desire to sell collectively 24,000 shares of the Company's common stock, $.01 par value (the "Common Shares") to the Buyer and the Buyer desire to purchase the Common Shares from the Sellers; and

                  WHEREAS, the Company and will make a loan to the Buyer in order to permit the Buyer to purchase shares of Company Stock;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, covenants, representations and warranties hereinafter contained, the parties hereby agree as follows:


SECTION 1.        Purchase and Sale of Common Shares.

                  Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 hereof), each of the Sellers will sell to the Buyer, and the Buyer will purchase from the Sellers the number of Common Shares, as defined in the recitals, set forth opposite such Seller's name in Schedule 1, attached hereto.

SECTION 2.        Purchase Price and Payment.

                  In full consideration of the Sellers' sale, conveyance, transfer and delivery to the Buyer of the Common Shares at the Closing, the Buyer shall pay the aggregate purchase price for the Common Shares (the "Purchase Price") of Five Hundred Seventy-Six Thousand Dollars ($576,000), payable to each Seller by delivery of separate certified or cashier's check to her order, or by wire transfer to an account designated by such Seller, in the amount set forth opposite each Seller's name in Schedule 1.

SECTION 3.        Closing.

                  3.1 Time and Place. The documents to be transferred and the payments to be made on the Closing shall be transferred and made at the offices of the Company 350 East Dundee Rd., Wheeling, IL 60090, at 9:00 a.m., on
November 25, 1998, or at such other time as shall be mutually agreed upon by the parties. However, as used herein, the term "Closing" shall
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mean the date on which the Common Shares are delivered to Buyer and the Purchase
Price is paid to the Sellers.

                  3.2 Deliveries. At or prior to the Closing: (i) each Sellers shall deliver, or previously have delivered, to the Buyer certificates representing the number of Common Shares set forth opposite such Seller's name in Schedule 1, which certificates shall be duly endorsed to the Buyer or accompanied by duly executed stock powers, in transferable form, accompanied by all documentation required for transfer; and (ii) the Buyer shall deliver to the Sellers the Purchase Price as described in Section 2. On the Closing, and from time to time thereafter, the Sellers shall, at the request of the Buyer, take all action necessary to put the Buyer in actual possession and control of the Common Shares and shall execute and deliver such further instruments of transfer and conveyance and take such other actions as the Buyer may reasonably request, in order more effectively to transfer and convey the Common Shares to the Buyer, to confirm the title of the Buyer to the Common Shares, and to assist the Buyer in exercising any rights with respect thereto. Notwithstanding any provision in this Agreement to the contrary, Buyer's obligation to consummate the Closing is conditioned on the Trustee's receipt of a favorable opinion from Alex Sheshunoff & Co. ("Sheshunoff") that the Purchase Price does not exceed "Adequate Consideration" (as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

SECTION 4.        Representations and Warranties of the Sellers.

                  Each Seller severally and not jointly represents and warrants to the Buyer as follows only with respect to himself or herself and only with respect to his or her Shares:

                  4.1 Title to Common Shares. Each Seller is the lawful record and beneficial owners of their Common Shares, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction (on transferability or otherwise) whatsoever in law or at equity, and the delivery of the Common Shares by each Seller to the Buyer pursuant to this Agreement will convey to the Buyer lawful, valid and indefeasible title thereto, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction whatsoever.

                  4.2 Necessary Authority. The Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies. The Seller's execution and performance of this Agreement, as well as the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms and provisions of any agreement or instrument to which the Seller is a party or by which the Common Shares are bound.

                  4.3. No Bankruptcy, etc. There has not been filed any petition or application, or any proceedings commenced, by or against, or with respect to any assets of the Seller under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy,


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reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors' rights, and the Seller has not made any assignment for the benefit of creditors.

                  4.4 Legal Proceedings. There is no action, suit, proceeding or investigation pending (or, to the knowledge of the Seller, threatened) affecting the right of the Seller to sell the Seller's shares pursuant to this Agreement or otherwise to carry out the provisions of this Agreement and the transactions contemplated hereby, in any court, at law or in equity, or before or by any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

                  4.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, instrument, order, arbitration award, judgment or decree to which the Seller is a party or by which the Seller is bound, or (ii) any statute, rule or regulation of any federal, state or local government or agency applicable to the Seller or his or her assets or properties.

                  4.6 Required Consents. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority is required to be obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 5.        Representations and Warranties of the Sellers and the Company.

                  The Sellers and the Company represent and warrant to the Buyer as follows.

                  5.1 Necessary Authority. The Company has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes its valid and legally binding obligation, enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, now or hereafter in effect, and subject to the availability of equitable remedies.

                  5.2 No Conflicts. The execution, delivery and performance of this Agreement by the Company and its consummation of the transactions contemplated herein, do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person which has not been obtained, (ii) conflict with or result in any violation of or default under any provision of the Certificate of Incorporation or Bylaws of the Company or of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which the Company is a party or by which it or its properties are bound, (iii) violate any law, ordinance,


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rule, regulation, judgment, order or decree applicable to the Company, or (iv)
result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the Shares (except as otherwise contemplated herein).

                  5.3 Corporate Organization and Good Standing of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as such business is now being conducted.

                  5.4 Authorized and Outstanding Stock. The Company's authorized capital stock consists of 7,000,000 shares of common stock, $.01 par value per share and 3,000,000 shares of preferred stock, $.01 par value per share. The Common Shares have been duly authorized and are validly issued, fully paid, nonassessable, free of preemptive rights. There are no liens, charges, encumbrances, security interests or restrictions agreed to or granted by the Company as to such Common Shares, and they were issued in full compliance with all applicable federal and state securities laws. Other than stock options and shares of restricted stock granted pursuant to the Taylor Capital Group, Inc. Incentive Compensation Plan to key employees and directors of the Company, there are no options, warrants or rights to acquire, or securities convertible into or exchangeable for shares of the Company's capital stock which were issued or granted by the Company.

                  5.5 Ownership of Subsidiaries. The Company's only material subsidiary is Cole Taylor Bank (the "Subsidiary").

                  5.6 Financial Statements.

                  (a) True and complete copies of the annual reviewed consolidated financial statements of the Company and the Subsidiary for the years ended December 31, 1995 through December 31, 1997, and the interim statement for the period ending October 31, 1998 (collectively and including any notes thereto, the "Financial Statements") have been delivered to Sheshunoff.

                  (b) To the knowledge of the Company and the Sellers, the Financial Statements: (i) are true and correct in all material respects, are in accordance with the books and records of the Company and the Subsidiary, present fairly the financial condition and results of operations of the Company and the Subsidiary at and for the periods indicated, and (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  (c) To the knowledge of the Company and the Sellers and except as would not have a material adverse effect on the financial condition of the Company, the Company and the Subsidiary have no liabilities, commitments or obligations of any nature whether absolute, accrued, contingent, known or unknown, due or to become due or otherwise, except: (i) as reflected in the Financial Statements and not heretofore discharged, (ii) as otherwise disclosed in the SEC Reports (as defined in Section 6.4, and (iii) as incurred as a result of the normal and ordinary course of business since the date of such Financial Statements.


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                  5.7 Taxes.

                  (a) The Company and the Subsidiary have duly filed all federal, state, local and foreign tax returns necessary to be filed (all such returns being true and correct in all material respects) and has duly paid or made provisions for the payment of all taxes (including any interest or penalties) which are due or payable pursuant to such returns or pursuant to any assessment with respect to taxes, whether or not in conjunction with such returns.

                  (b) To the knowledge of the Company and the Sellers, the liability for taxes reflected in the most recent balance sheet(s) of the Company and the Subsidiary included within the Financial Statements is sufficient for the payment of all unpaid federal, state, local and foreign taxes (including interest and penalties), whether or not disputed, for all years and periods ended prior thereto.

                  (c) Except as would not have a material adverse effect on the financial condition of the Company or the Subsidiary, proper amounts have been withheld by the Company and the Subsidiary from its employees for all prior periods in compliance with the tax withholding provisions of all applicable federal, state, local and other laws. Accurate and complete federal, state, local and other returns have been filed by the Company and the Subsidiary for all periods for which returns were due with respect to income tax withholding, social security and unemployment taxes and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company and the Subsidiary in the Financial Statements.

                  5.8 No Violation. To the knowledge of the Company and the Sellers, except as disclosed in the SEC Reports (as defined in Section 6.4) and except as would not have a material adverse effect on the Company, neither the Company nor the Subsidiary is in violation of, or under investigation with respect to, nor has it been formally charged with or been given notice of any violation of, any applicable law, statute, order, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority relating to or affecting the Company or the Subsidiary, the businesses or properties of the Company or the Subsidiary, including without limitation, any immigration law, zoning, building, health or safety, or noise reduction law or ordinance.

                  5.9 Title to and Condition of Assets.

                  (a) The Company and the Subsidiary have good and valid title to all of their real and personal property and leasehold interests including, but not limited to, the property and assets reflected in the Financial Statements (other than property and assets disposed of in the ordinary course of business since such date) free and clear of all title defects and all liens, pledges, claims, charges, security interests, and other encumbrances and (in the case of real property) rights of way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, except, with respect to all mortgages and liens securing debt which is reflected as a liability in the Financial Statements. There are no existing claims adverse or challenges to the title or ownership of any property of the Company or the Subsidiary.


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                  (b) All personal property material to the condition (financial or otherwise), operations, business or prospects of the Company and the Subsidiary, and all buildings, structures and fixtures used by the Company in the conduct of its business are, considering their ages and uses, in good operating condition (subject to normal maintenance and repair).

                  5.10 Contracts. To the knowledge of the Company and the Sellers, the Company and the Subsidiary are not in material violation of, or in default in respect of, any contract, lease, agreement, instrument, arrangement or understanding, to which it is a party, and there are no facts or circumstances which would reasonably indicate that the Company or the Subsidiary will be in violation of or in default in respect of any such contract, lease, agreement, instrument, arrangement or understanding subsequent to the date hereof.

                  5.11 Litigation and Compliance with Governmental Rules. Except as described in Schedule 5.11 or the SEC Reports there are no actions, suits, proceedings, arbitrations or investigations pending, or to the best of the Company's and Sellers' knowledge, threatened, in any court or before any governmental agency or instrumentality or arbitration panel or otherwise, or judgments, orders, decrees, or governmental restrictions, against, by or affecting the Company which would interfere with the transactions contemplated by this Agreement or which have or, if adversely determined would have, a materially adverse effect on the financial condition, assets, liabilities, business, operations or prospects of the Company or the Subsidiary.

                  5.12 Insurance. The insurance maintained by the Company with respect to its property and the conduct of its business is adequate for the risks facing the Company and has not been and will not be canceled, terminated or allowed to lapse through the Closing Date. The insurance coverage provided by such policies of insurance will not in any respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

                  5.13 Plan Compliance. The Plan in form and in operation, to the knowledge of the Company and Sellers, satisfies the requirements to be qualified under Section 401(a) of the Code and constitutes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, and the Buyer is exempt from taxation under Section 501(a) of the Code.

SECTION 6.        Representations and Warranties of the Buyer.

                  The Buyer represents and warrants to the Sellers as follows, which representations and warranties shall continue in full force and effect to and including the Closing and shall survive the Closing:

                  6.1 Necessary Authority. The Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws


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affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

                  6.2 No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated herein do not and will not: (i) require the consent or approval of, or filing with, any person or public authority or (ii) constitute or result in the breach of any provision of, or constitute a default under, the ESOP or any agreement indenture or other instrument to which the ESOP is a party or by which it or its assets may be bound.

                  6.3 Shares Not Registered. Buyer acknowledges that the Common Shares are not registered under the provisions of the Securities Act of 1933.

                  6.4 Securities Law Representations.

                  (a) Buyer is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. Buyer has received a copy of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (collectively, the "SEC Reports").

                  (b) Buyer (i) has been provided the opportunity to ask questions of and receive answers from the Company and Sellers, or their respective representatives, concerning the operations, business and financial condition of the Company, and all such questions have been answered to Buyers full satisfaction and any information necessary to verify such responses has been made available to Buyer; (ii) confirms that Buyer has carefully read and understands the SEC Reports and is relying on the accuracy and completeness of the SEC Reports without independent certification thereof; (iii) confirms that the Common Shares have not been offered to him by any means of general solicitation or general advertising; (iv) has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Common Shares;
         (v) is acquiring the Common Shares for its own account, for investment purposes only, and not with a view towards the sale or other distribution thereof, in whole or in part; and (vi) understands that there are restrictions on the transferability of the Common Shares.

                  (c) Buyer agrees with the Company and Sellers that the Common Shares will not be sold or otherwise disposed of except pursuant to (i) an exemption or exclusion from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), which does not require the filing by the Company with the Commission of any registration statement, offering circular or other document, in which case Buyer shall first supply to the Company an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company) that such exemption or exclusion is available, (iii) a registration statement filed by the Company with the Commission under the Securities Act.


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                  (d) Buyer agrees that the certificates for the Common Shares shall bear the following legend:

                           THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT; (ii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, PROVIDED THAT AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, HAS BEEN GIVEN BY COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED; or (iii) IN ACCORDANCE WITH THE TERMS OF THE TAYLOR CAPITAL GROUP, INC., PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN.

SECTION 7.        Closing Conditions for the Benefit of the Buyer

                  Each and every obligation of the Buyer under this Agreement shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Trustee on behalf of the Buyer (except that the conditions set forth in Sections 7.5 and 7.6 shall not be waived by the Buyer):

                  7.1 Representations and Warranties True. The representations and warranties of the Sellers and the Company contained in this Agreement shall be true, correct and complete in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects (except as otherwise contemplated by this Agreement).

                  7.2 Performance. Each of the obligations of the Sellers and the Company to be performed by them on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the Closing.

                  7.3 Opinion of Valuation Consultants. The Trustee shall have been furnished with an opinion of Sheshunoff to the effect that the Purchase Price to be paid by the Buyer for the Shares is not in excess of "Adequate Consideration" within the meaning of Section 3(18)(B) of ERISA, and such opinion shall remain in effect and shall not have been withdrawn by such valuation consulting firm prior to the Closing.

                  7.4 Trustee Approval. The Trustee shall not have determined that the purchase of the Common Shares is imprudent or that such purchases would result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or otherwise violate the provisions of applicable law.


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                  7.5. ESOP Loan Agreement. The Company and the Buyer shall have entered into the ESOP Loan and Pledge Agreement dated as of the date hereof and the Buyer shall have received the proceeds of such loan extended to Buyer pursuant thereto.

                  7.6 Deliveries by Sellers. The Sellers shall have made the deliveries required by Section 3.2.

SECTION 8. Closing Conditions for the Benefit of the Selling Stockholder and the Company

                  Each and every obligation of the Sellers and the Company under this Agreement shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Selling Stockholder and the Company:

                  8.1 Representations and Warranties True. The representations and warranties of the Trustee on behalf of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects (except as otherwise contemplated by this Agreement).

                  8.2. The Buyer's Performance. Each of the obligations of the Trustee on behalf of the Buyer to be performed by it on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the Closing.

                  8.3 ESOP Loan Agreement. The Company and the Buyer shall have entered into the ESOP Loan and Pledge Agreement and the Buyer shall have received the proceeds of the loan extended thereunder.

                  8.4 Deliveries by the Buyer. The Buyer shall have made the deliveries required by Section 3.2.

SECTION 9.        Restriction on the Disposition of the Common Shares.

                  Until such time as the Common Shares are registered pursuant to the provision of the 1933 Securities Act, any certificate or certificates representing the Common Shares delivered pursuant to Section 3.2, or thereafter upon transfer, exchange or substitution, will bear a legend in substantially the following form:

                           "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT; (ii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933,


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                           PROVIDED THAT AN OPINION OF COUNSEL, IN FORM AND
                           SUBSTANCE SATISFACTORY TO THE ISSUER, HAS BEEN GIVEN BY COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED; or (iii) IN ACCORDANCE WITH THE TERMS OF THE TAYLOR CAPITAL GROUP, INC., PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN."

SECTION 10.       Survival of Representations and Warranties; Indemnification

                  10.1 Survival of Representations and Warranties. The representations and warranties made under this Agreement shall survive the Closing for a period of two years from the date hereof.

                  10.2 Indemnification. The Sellers agree to defend, indemnify and hold Buyer harmless against and shall reimburse Buyer for any actions, claims, proceedings, losses, liabilities and damages, including reasonable attorneys' fees) (collectively, "Damages") incurred by the Buyer on or after the Closing Date arising out of the breach of any representation, warranty, covenant, or agreement of the Company and the Sellers pursuant to this Agreement. Notwithstanding anything contained in this Agreement or in this
Section 10.2 to the contrary, the liability of Sellers for any action pertaining to the breach of any covenant, representation or warranty or for any action for indemnification with respect to any of the foregoing under this Agreement shall be strictly limited to the Purchase Price paid by the Buyer hereunder.

                  10.3 Third Party Claims. With respect to claims or demands by third parties, whenever the Company or the Buyer shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnity under this Section 10, the Buyer or the Company shall, as soon as possible, and in any event within thirty (30) days of receipt of such notice, give written notice to the Sellers of such claim or demand and of all relevant facts within its knowledge which relate thereto; provided, however, that the failure to give timely notice hereunder shall not relieve the Sellers of his or her obligations under this Section 10 unless, and only to the extent that, such failure prejudiced the Sellers. The Sellers shall have the right at his or her expense to undertake the defense of any such claims or demands utilizing counsel selected by the Sellers. In the event that the Sellers should fail to give notice of her intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Buyer or the Company shall have the right to satisfy and discharge the same by payment, compromise or otherwise. In such case, the Buyer and/or the Company shall give written notice to the Sellers of its satisfaction or discharge of the claim or demand by payment, compromise or otherwise.


SECTION 11.       General.


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                 11.1 Actions After the Closing. After the date of Closing, the parties shall execute and deliver such other and further instruments and perform such other and further acts as may reasonably be required fully to consummate the transactions contemplated hereby.

                  11.2 Execution of Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  11.3 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered personally or by registered or certified mail, postage prepaid to the address indicated on the signature page.

                  11.4 Assignment, Successors and Assigns. This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

                  11.5 Applicable Laws. This Agreement shall be construed and governed by the internal laws, and not the law of conflicts, of the State of Illinois applicable to agreements made and to be performed in Illinois, to the extent that such laws are not preempted by Federal law.


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                  11.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Any prior written agreements or letters of intent among the parties shall, upon the execution of this Agreement, be null and void.

                  11.7 Reliance by the Buyer Upon Representations and Warranties. The parties mutually agree that, notwithstanding any right of the Buyer to fully investigate the affairs of the Sellers and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to fully rely upon the representations and warranties of the Sellers contained in this Agreement and on the accuracy of any document or certificate given or delivered to the Buyer pursuant to this Agreement.

                            [Signature Page Follows]


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                  IN WITNESS WHEREOF, each of the parties has executed this
Agreement as of the day and year first above written.

COMPANY:                                BUYER:

TAYLOR CAPITAL GROUP, INC.              THE TAYLOR CAPITAL GROUP, INC.
                                        PROFIT SHARING AND EMPLOYEE STOCK
                                        OWNERSHIP TRUST

By:      ________________________       By:  Cole Taylor Bank,

Title:   ________________________       Not in its corporate capacity but solely
                                        as Trustee of The Taylor Capital Group,
                                        Inc. Profit Sharing and  Employee
                                        Stock Ownership Trust
Address:
350 East Dundee                         By:      ________________________
Wheeling, IL 60090                      Title:   ________________________

Attention:  Secretary                   Address:
                                        Cole Taylor Bank
with a copy to                          350 East Dundee Rd.
Helen H. Morrison.                      Wheeling, IL  60090
McDermott, Will & Emery                 Attn: __________
Suite 4400
Chicago, IL 60606

SELLERS:


------------------------
Jeffrey W. Taylor


------------------------
Cindy Taylor Bleil


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
                                   SCHEDULE 1



    Name of                       No. of Shares                    Allocation
  Stockholder               of Common Stock to be Sold         of Purchase Price
Jeffrey W. Taylor            10,000                                $240,000

Cindy Taylor Bleil           14,000                                $336,000


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
                                  SCHEDULE 5.11

                                   Litigation


Jeffrey W. Taylor, Chairman of the Board and Chief Executive Officer of the Company, Bruce W. Taylor, President of the Company, Iris A. Taylor, Sidney J. Taylor, Cindy Taylor Bleil, related trusts and a related partnership (collectively, the "Taylor Family") have been named as defendants in the lawsuits described below relating to (1) the Split-Off Transactions and (2) the financial and public reporting of Reliance. Certain of the lawsuits also named other current or former officers and directors of the Company and Reliance, other stockholders of the Company, Reliance's public accountants at the time of the Split-Off Transactions, Reliance and the Company as additional defendants. The filing dates of these lawsuits range from October, 1997 to September, 1998.

The Split-Off Transactions were a series of transactions completed on February 12, 1997 in accordance with the Share Exchange Agreement, dated June 12, 1997 (the "Share Exchange Agreement") between Reliance and the Taylor Family, which owned approximately 25% of the outstanding common stock of Reliance prior to the Split-Off Transactions. Pursuant to the Split-Off Transactions, the Taylor Family and certain other stockholders of Reliance exchanged all of their common stock of the Company. On February 9, 1998, Reliance filed a voluntary petition under Chapter 11 of the Bankruptcy code.

In September, 1998, five class actions, brought on behalf of current and former stockholders of Reliance and pending in Delaware Chancery Court, were consolidated into one class action. The consolidated class action alleges that the Taylor Family, certain directors and officers of the Company, and certain other defendants breached their fiduciary duties in connection with disclosures made to the stockholders prior to the vote which approved the Split-Off Transactions. The case seeks relief in the form of unspecified damages, attorneys' fees and recission of the Split-Off Transactions. On September 9, 1998 the Delaware Chancery Court stayed this consolidated class action indefinitely pending resolution of the consolidated class action in Texas that is described below.

In August, 1998, nine class actions, brought on behalf of current and former stockholders of Reliance and pending in the United States District court for the Western District of Texas, were consolidated into one class action. One class action, brought on behalf of current and former stockholders of Reliance, is pending in the Northern District of Illinois. These cases allege that the Taylor Family, certain directors and officers of the Company, and certain other defendants violated the federal securities laws and breached common law fiduciary duties. In addition, the cases allege that the Company and certain other defendants violated ERISA and breached certain fiduciary duties including fiduciary duties owed to a subclass consisting of participants in Reliance's ESOP and 401(k) Profit Sharing Plan. The Texas and Illinois cases seek unspecified damages and attorney's fees. Cole Taylor Bank is named as an additional defendant in the Illinois action. A motion is pending to transfer the Texas case to Illinois, and a motion is pending to transfer the Illinois case to Texas.

On August 19, 1998, Irwin Cole and other members of his family, who collectively owned approximately 25% of the outstanding common stock of Reliance prior to the Split-Off Transactions, brought suit in Delaware Chancery Court against members of the Taylor Family, the Company, other current and/or former officers and directors of Reliance and the company, and other stockholders of the Company. The suite alleges that the Taylor Family, certain directors and officers of the Company, and certain other defendants breached their fiduciary duties, committed fraud and/or engaged in self-dealing in connection with the operation of Reliance and the Split-Off Transactions. The lawsuit seeks unspecified damages, attorneys' fees and requests that the Court place all of the shares of the Company held by the Taylor Family in a constructive trust.

On October 5, 1998, the United States Bankruptcy Court of the District of Delaware (the "Bankruptcy Court") entered an order preliminarily enjoining the plaintiffs in most of the above lawsuits from prosecuting their cases on account of the pending adversary proceedings by the Reliance Estate Representative that are described below. The Company expects that


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
the Bankruptcy court's order will be amended in the near future to preliminarily enjoin the remaining plaintiffs from prosecuting their cases.

On July 6, 1998, the Bankruptcy Court entered a confirmation order that discharged the liability of Reliance and its subsidiaries in connection with all of the lawsuits described above and permanently enjoined the filing of similar new suits against them. The Bankruptcy Court also appointed an Estate Representative (the "Estate representative") for the Post-Confirmation chapter 11 Estate of Reliance and its subsidiaries. On September 4, 1998, the Estate Representative filed two adversary proceeding complaints which named as defendants members of the Taylor Family, certain other directors and officers of the Company, one of Reliance's former legal counsel and Reliance's former public accountants (both of whom continue to serve the Company), the Company and Cole Taylor Bank, as trustee. The complaints allege fraudulent conveyance and breaches of fiduciary duties and contract with respect to the Taylor family, the Company, and Cole Taylor Bank, as trustee. The complaints charge certain of the other defendants with alleged breaches of fiduciary duty, breaches of contract, malpractice and negligent misrepresentation and aiding and abetting the Taylor Family's and the Company's alleged breaches. These complaints seek unspecified damages and attorneys' fees and avoidance of the Split-Off Transactions by the transfer to the Estate Representative of either the assets exchanged in the Split-Off Transactions or the value of such assets. One of the complaints demands monetary damages pursuant to the Taylor Family's obligation under the Share Exchange Agreement to indemnify Reliance for certain losses resulting from the Split-Off Transactions, and asks the court to disallow any claims for indemnification that any of the defendants have against Reliance or, in the alternative equitably subordinate such claims to all other creditor claims against Reliance.

In accordance with the terms and conditions of the Share Exchange Agreement relating to the Split-Off Transactions, the Taylor Family has agreed to indemnify Reliance for certain loses incurred by Reliance, including certain losses relating to the Split-Off Transactions ("Taylor Family Indemnification Obligations"). In accordance with the terms of an agreement dated February 6, 1997 between the Taylor Family and the Company, the Company agreed to indemnify the Taylor Family for certain losses that the Taylor Family may incur as a result of the Split-Off Transactions, including a portion of the Taylor Family Indemnification Obligations under the Share Exchange Agreement. The Company is unable at this time to predict the extent to which it will be required to pay amounts under its indemnification obligation to the Taylor Family. The Company and its subsidiaries have paid and may continue to pay defense and other legal costs of the lawsuits described above that are not otherwise advanced by insurance carriers on behalf of the Taylor family and other directors, officers and stockholders of the Company who are defendants in these lawsuits.

The Company believes that it has meritorious defenses to all of the actions against the Company, and the company intends to defend itself and its subsidiaries vigorously. However, the Company is unable to predict, at this time, the potential impact of the litigation, the indemnification obligations and the payment of legal fees described above on the management, business, financial condition, liquidity and operating results of the Company. Even if the Taylor Family, the Company and the other defendants are successful in defending themselves in the lawsuits, the Company will incur significant costs with respect to such lawsuits.

The Company is from time to time a party to various other legal actions arising in the normal course of business. Management knows of no such other threatened or pending legal actions against the Company that are likely to have a material adverse impact on the financial condition of the Company.


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